UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest reported)       June 19, 2019

American River Bankshares

(Exact name of registrant as specified in its chapter)

California	0-31525	68-0352144
(State or other jurisdiction Of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3100 Zinfandel Drive, Suite 450, Ranch Cordova, California	95670
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code                                                                      (916) 851-0123

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Solicitation material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2). Emerging growth company [   ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [   ]

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, no par value	AMRB	Nasdaq Global Select Market

Item 5.03.	Amendment to Articles of Incorporation or Bylaws; Change in Fiscal Year.

(a)	On June 19, 2019, the Board of Directors of American River Bankshares (the “Company”) approved an amendment and restatement of the Company’s Bylaws. In addition to incorporating changes made by previously approved prior amendments into one cohesive document, the Board amended: Section 3.3 to clarify the outside timeframe (60 days prior to a shareholder meeting) in which directors who can be nominated (other than directors named in the notice of meeting for the election of directors); Sections 5.2, 5.3, 5.6, and 5.7 to continue to provide for mandatory indemnification for directors and officers of the Company, but provide for permissive indemnification for all other persons (in lieu of mandatory indemnification), and a further technical amendment clarifying the voting standard required for approval by shareholders of certain actions (Section 2.8) to conform to California law. The description of the foregoing amendments to the Company’s is qualified in its entirety by reference to the text of the Amended and Restated Bylaws, which is attached hereto as Exhibit 3.2 and incorporated herein by reference. Currently the Company has only common shares outstanding.

(b)	Not Applicable.

Item 9.01.	Financial Statements and Exhibits

(a)	Financial Statements
Not Applicable.
(b)	Pro Forma Financial Information
Not Applicable.
(c)	Shell Company Transactions
Not Applicable.
(d)	Exhibits
(3.2) Amended and Restated Bylaws, effective June 19, 2019.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN RIVER BANKSHARES

/ s/ Mitchell A. Derenzo
June 20, 2019	Mitchell A. Derenzo, Chief Financial Officer

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